2020 CHINACAP ACQUIRCO, INC. SIGNS DEFINITIVE SHARE PURCHASE AGREEMENT WITH WINDRACE INTERNATIONAL COMPANY LIMITED

- Conference call scheduled for 4:30 p.m. ET, May 11, 2009

Beijing, China, May 11, 2009 – 2020 ChinaCap Acquirco, Inc. (“2020”) (NYSE Amex: TTY, TTY.U, TTY.WS) today announced that the company and its wholly-owned subsidiary Exceed Company Limited (“Newco”), incorporated in the British Virgin Islands, have entered into a definitive share purchase agreement (“Share Purchase Agreement”) with Windrace International Company Limited (“WHL” or the Company). WHL is one of the largest branded sportswear companies in China that is engaged in the design, manufacturing, trading and distribution of sporting goods, including footwear, apparel and accessories, in the People’s Republic of China (“PRC”). Following completion of the transaction, WHL will become a wholly owned subsidiary of Newco, and Newco will merge with 2020 with Newco as the surviving entity.

WHL’s current management team will remain in place to run the business following consummation of the acquisition. George Lu, Chairman and Chief Executive Officer of 2020, stated, “China has been the world’s largest OEM manufacturer for sporting goods for close to twenty years. Only in the last ten years has the domestic branded sporting goods market become a tremendous opportunity and experienced strong growth. WHL managed to build one of the top five sporting goods companies in its market segment over the last six years, a relatively short period, and we are confident that its transformational strategy going forward will pave the way to a stronger leadership position for WHL in China.”

Shuipan Lin, Chairman of WHL, commented, “We are very excited to be involved with 2020 on this strategic merger and believe we will be one of the first Chinese branded consumer companies to be listed in New York. We intend to become one of the top three players in China by scaling up our distribution network through continued supply chain management enhancements and expansion as well as continued product innovation. While enhancing and expanding our competitiveness in our core mass market offering, there are also opportunities to expand our brand portfolio through overseas partnerships to create complementary market segmentation, especially at the high-end customer segment.”  Mr. Lin continued, “The 2020 team’s transformational business approach is a unique fit with our own business strategy and we are delighted to work with them on this transaction to create value for shareholders.”

TRANSACTION SUMMARY

Newco will acquire all of the ordinary shares of WHL pursuant to the Share Purchase Agreement, dated May 8, 2009. Following consummation of the Share Purchase Agreement (“Closing”), WHL will become a wholly owned subsidiary of Newco, and Newco will merge with 2020 with Newco as the surviving company.  Under the terms of the Share Purchase Agreement, Newco will acquire WHL in an all-stock transaction which includes 17,008,633 ordinary shares of Newco stock, excluding additional contingent shares. Pursuant to the Share Purchase Agreement, 2,750,000 shares will be issued to WHL shareholders upon Closing. Up to 14,258,633 shares of the 17,008,633 shares noted above will be placed in escrow and will be released to WHL shareholders when, on a consolidated basis, the surviving company achieves or exceeds after-tax net profits in the following fiscal years of:

Fiscal Year Ending December 31	After-Tax Net Profits ($)
2009	38,067,350
2010	49,487,555
2011	64,333,821

If any earnings target is not met between 2009 and 2010, all shares for that period will be deferred until the next annual audit.  If the earnings target of $64,333,821 is achieved in 2011, all 17,008,633 shares would be released.

Furthermore, the shareholders of WHL and their designees will be issued, on an all or none basis, an additional 2,212,789 ordinary shares of Newco, when, on a consolidated basis, the surviving company achieves or exceeds after-tax net profits in the fiscal year ended December 31, 2011 of $64,333,821.

In addition, up to 5,277,045 ordinary shares of Newco may be issued at Closing to new investors relating to the conversion of notes issued by Windrace for the satisfaction of a $40 million liability.

The after-tax net profits will be determined following the completion of an audit in accordance with International Financial Reporting Standards (IFRS), excluding certain adjustments related to, among other things, the transactions contemplated in the Share Purchase Agreement.

The Share Purchase Agreement also provides for WHL to seek independent third party investment prior to Closing.

The transaction is subject to customary closing conditions, including completion of the IFRS audit, completion of all necessary documentation, SEC review and approval of the shareholders of 2020.

BUSINESS OVERVIEW

WHL designs, develops and engages in wholesale of footwear, apparel and accessories under its own brand, XIDELONG, in China. It is one of the leading PRC sports and leisurewear brands in China in terms of market share by sales revenue. Since operations began in 2002, WHL has experienced significant growth in the mass market concentrated in the second and third tier cities in China and has established a market leading position as one of the top five PRC sportswear brands. WHL has three principal categories of products: (i) footwear, which comprises running, leisure, basketball, skateboarding and canvas footwear, (ii) apparel, which mainly comprises sports tops, pants, jackets, track suits and coats, and (iii) accessories, which mainly comprise bags, socks, hats and caps.

WHL’s primary footwear offering is running footwear, which represented over 23% of total revenue in 2008, the market for which has been a rapidly growing market in China due to the increasing demand for lifestyle and leisure products and heightened interest in health consciousness among Chinese customers. WHL’s footwear is primarily manufactured at its own production facility in Jinjiang, Fujian province, China. Products are sold through independent distributors who operate, directly or indirectly via third parties, retail stores and outlets.

FINANCIAL HIGHLIGHTS

Unaudited 2008 earnings before interest, taxes, depreciation and amortization (“EBITDA”) was RMB210.3 million (approximately $30.3 million) , an increase of approximately 24% over fiscal year 2007; excluding one-time expenses and certain non-cash charges, 2008 unaudited adjusted EBITDA was RMB 241.6 million (approximately $34.8 million), an increase of approximately 42%.

Unaudited 2008 net income was RMB168.5 million (approximately $24.3 million), an increase of approximately 25% over fiscal year 2007; excluding one-time expenses and certain non-cash charges, 2008 unaudited adjusted net income was RMB 221.7 million (approximately $31.9 million), an increase of approximately 64%.

The one-time expenses are costs associated with a previously planned initial public offering on the Hong Kong exchange. The non-cash charges relate to certain dividends which were accrued but unpaid and subsequently cancelled.  Both charges are non-recurring in nature.

CONFERENCE CALL INFORMATION

2020 and WHL will host a conference call to discuss the transactions contemplated in the Share Purchase Agreement on Monday, May 11, 2009 at 4:30 p.m. ET.  Investors may listen to the call via telephone by dialing (877) 856-1958, or (719) 325-4771 for international callers (confirmation code: 8284189).  A telephone replay will be available shortly after the call and can be accessed by dialing (888) 203-1112, or (719) 457-0820 for international callers (confirmation code: 8284189).

A presentation will be filed with the SEC and certain slides will be referenced on the conference call. The link to the Company’s SEC filings is:
http://www.sec.gov/cgi-bin/browse-idea?action=getcompany&CIK=0001396016&owner=exclude&count=40

ABOUT 2020 CHINACAP ACQUIRCO, INC.

2020 is a public acquisition company organized as a corporation under the laws of the State of Delaware on August 21, 2006. It was formed to effect a business combination with an unidentified operating business having its operations in PRC. In November 2007, it consummated its IPO from which it derived gross proceeds of $69 million, including proceeds from the exercise of the underwriters' over-allotment option. $68 million of the net proceeds of the IPO and a private placement completed prior to the IPO were deposited in a trust account and such funds and a portion of the interest earned thereon will be released only upon the consummation of the business combination or to holders of 2020’s common stock in connection with its liquidation and dissolution. Other than its IPO and the pursuit of a business combination, 2020 has not engaged in any business to date.

FORWARD LOOKING STATEMENTS

The transaction described herein is subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of certain conditions to the Closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of 2020. These statements are based on management’s current expectations or beliefs. Actual results may vary materially from those expressed or implied by the statements herein. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in certain of 2020’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that 2020 files from time to time with the Securities and Exchange Commission. 2020 is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

ADDITIONAL INFORMATION

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of 2020, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. In connection with the proposed transaction and required shareholder approval, 2020 will submit to the Securities and Exchange Commission a copy of its proxy statement under cover of a Form S-4, which proxy statement will be mailed to its shareholders.  2020 shareholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available since they will contain important information about 2020, WHL and the proposed transaction.  Such persons can also read 2020’s proxy statement for a description of the security holdings of the 2020’s officers and directors and their respective interests in the successful consummation of the proposed transaction.  The proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed transaction.  2020 shareholders may obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

This release contains disclosures of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

INVESTOR RELATIONS CONTACT

Devlin Lander
ICR
(415) 292-6855